Exhibit 10.5

ASSUMPTION AND REAFFIRMATION AGREEMENT

Dated: As of May 6, 2011

This Assumption and Reaffirmation Agreement (this “Agreement”) is made by PARADIGM HOLDINGS, INC., a Nevada corporation (“Holdings NV”), PARADIGM SOLUTIONS CORPORATION, a Maryland corporation (“Solutions”), CALDWELL TECHNOLOGY SOLUTIONS LLC, a Maryland limited liability company (“Caldwell”), TRINITY INFORMATION MANAGEMENT SERVICES, a Nevada corporation (“Trinity” and together with Solutions and Caldwell, the “Guarantors”), HALE CAPITAL PARTNERS, LP (“Hale”) and EREF PARA, LLC (“EREF” and together with Hale, the “Purchasers”) in connection with that certain Securities Purchase Agreement, dated May 26, 2010, between PARADIGM HOLDINGS, INC., a Wyoming corporation (“Holdings WY”), and the Purchasers (the “Securities Purchase Agreement”).  All capitalized terms used herein without definitions shall have the meanings given such terms in the Securities Purchase Agreement.

1.                 Assumption.  Pursuant to that certain Agreement and Plan of Merger, dated May 5, 2010 (the “Reincorporation”), Holdings WY has merged with and into Holdings NV with Holding NV being the surviving legal entity of such merger.  Holdings NV hereby agrees to substitute itself as the “Company” and “Parent”, as applicable under the Securities Purchase Agreement and each of the Transaction Documents in lieu of Holdings WY, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Securities Purchase Agreement and the other Transaction Documents, as if it were originally the “Company” and/or “Parent”, as applicable, therein.  Without limiting the generality of the preceding sentence, Holdings NV hereby assumes and agrees to pay all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges (as such terms are defined in the Notes) and pay and perform when due all other present and future indebtedness, liabilities and obligations of Holdings WY under the Securities Purchase Agreement and each other Transaction Document, including, without limitation, the Secured Obligations (as such term is defined in the Security Agreement) of Holdings WY.  All references in the Transaction Documents to the “Company” and/or “Parent”, as applicable, shall be deemed to refer to Holdings NV.  Furthermore, all present and future obligations of Holdings WY shall be deemed to refer to all present and future obligations of Holdings NV.  Holdings NV acknowledges that all of the Secured Obligations of Holdings WY that are due and owing to the Purchasers from Holdings WY pursuant to the terms of the Transaction Documents, are due and owing without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof. For the avoidance of doubt, the Purchasers hereby consent to the Reincorporation.  The terms “Parent” and “Company” in each Transaction Document are hereby amended, mutatis mutandis, to mean and include Holdings NV.

2.                 Acknowledgement of Liens.  Holdings NV hereby acknowledges and agrees that all property, whether real or personal, tangible or intangible, which Holdings NV receives or acquires an interest in as a result of the Reincorporation shall be received or acquired subject to any and all Liens (as such term is defined in the Notes) and security interests granted to the Purchasers.

3.                 Reaffirmation.  Holdings NV hereby ratifies and reaffirms all of its obligations under each of the Transaction Documents executed by Holdings NV and its grant of liens on or security interests in its property, whether real or personal, tangible or intangible, pursuant to such Transaction Documents, and acknowledges and agrees that each such Transaction Document shall remain in full force and effect in accordance with its terms after the Reincorporation.  Additionally, each of the Guarantors hereby ratifies and reaffirms all of its obligations under each of the Transaction Documents, including, without limitation, its grant of liens on or security interests in its property, whether real or personal, tangible or intangible, pursuant to the Transaction Documents, and agrees that each such Transaction Document shall remain in full force and effect in accordance with its terms, it also being the express intent of each of the Guarantors that it continue to guaranty and secure all of the Secured Obligations on the terms and conditions set forth in each of the Transaction Documents, after the Reincorporation.

4.                 Grant of Security Interest.  Without limiting the foregoing, to secure the prompt payment and performance of all Secured Obligations, Holdings NV hereby grants to the Purchasers a continuing lien upon and security interest in all of Holdings NV’s now existing or hereafter arising rights and interest in the Collateral (as such term is defined in the Security Agreement) whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, any and all claims, rights and interests in any of the Collateral and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.  Subject to the terms of the Subordination Agreement (as defined in the Security Agreement) and the terms of the Transaction Documents, Holdings NV further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to the Purchasers that are deemed reasonably necessary by the Purchasers in order to grant a valid, perfected security interest to the Purchasers in the Collateral.  Holdings NV hereby authorizes the Purchasers to file financing statements, without notice to Holdings NV, with all appropriate jurisdictions in order to perfect or protect the Purchasers’ interest or rights hereunder, including a notice that any disposition of the Collateral, by either Holdings NV or any other Person, shall be deemed to violate the rights of the Purchasers under the Uniform Commercial Code.

5.                 Representations and Warranties.

A.	Holdings NV further represents and warrants to Purchaser as of the date hereof that:

1.
It has taken all necessary corporate action to authorize the execution and delivery of, and the performance of its obligations under, this Agreement and each other Transaction Document to which it is a party or which it assumes pursuant hereto or by which it is bound.  This Agreement and each other Transaction Document to which it is a party or which it assumes pursuant hereto or by which it is bound have been duly executed and delivered and constitute the legal, valid and binding obligations of Holdings NV in accordance with their terms, except as enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors; rights generally and (ii) general principals of equity which may limit the availability of remedies.

2.
Appropriate financing statements have been filed in the necessary jurisdictions with respect to Collateral in which Holdings NV has or will have rights upon the Reincorporation and as to which financing statements are required to be filed; subject to the terms of the Subordination Agreement and the Transaction Documents, appropriate steps have been taken with respect to other Collateral in which Holdings NV has or will have rights upon the Reincorporation as reasonably requested by the Purchasers; and the Lien created by the Security Agreement on such Collateral is, or upon the Reincorporation will be, a valid, continuing and perfected Lien, subject only to Permitted Liens (as such term is defined in the Notes).

6.                 Delivery of Documents.  Holdings NV hereby agrees that the following documents shall be delivered to the Purchasers contemporaneously with delivery of this Agreement, each in form and substance satisfactory to the Purchasers:

A.	a certificate of the Secretary of Holdings NV with respect to articles of incorporation, by-laws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

B.	a long form certificate of the Secretary of State of Nevada (certified within the past thirty (30) days) as to Holdings NV’s existence and good standing;

C.	the results of UCC searches with respect to Holdings NV indicating that there are no Liens, other than Permitted Liens;

D.	a Perfection Certificate for Holdings NV;

E.	a Ratification of Subordination Agreement from Silicon Valley Bank;

F.	a legal opinion of Holdings NV’s counsel, in form and substance acceptable to the Purchasers;

G.	evidence of insurance (on Acord 28 and Acord 25 forms, together with endorsements to the applicable policies) for each of the Guarantors and Holdings NV;

H.	a Note in favor of Hale;

I.	a Note in favor of EREF; and

J.	such other documents as the Purchasers may reasonably request

7.                 Notes.  Hale and EREF agree to promptly return any originally signed promissory notes issued by Holdings WY in favor of Purchasers.

8.                 Consent to Silicon Valley Bank Assumption Agreement.  Each of the Purchasers hereby consent to (i) the assumption of Holdings WY’s obligations under that Loan and Security Agreement (working capital line of credit) dated as of March 13, 2007, among Holdings WY, the Guarantors (together with Holdings WY, the “Borrower”) and Silicon Valley Bank, as amended, and related agreements and instruments (the “Loan Agreement”) by Holdings NV in accordance with the terms of that certain Assumption Agreement among the Borrower, Holdings NV and Silicon Valley Bank, as in effect on the date hereof, (ii) the execution of that certain Intellectual Property Security Agreement between Holdings NV and Silicon Valley Bank, as in effect on the date hereof,  and (iii) the execution of that certain Securities Account Control Agreement among Holdings NV, Silicon Valley Bank, SVB Securities and Penson Financial Services, Inc., as in effect on the date hereof.

9.                 Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

10.               Countersignatures. This Agreement shall become effective only when it shall have been executed by Holdings NV, the Guarantors and the Purchasers.

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This Assumption and Reaffirmation Agreement is executed as of the date first written above.

HOLDINGS NV:

PARADIGM HOLDINGS, INC.

By:	/s/Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President and CEO

GUARANTORS:

PARADIGM SOLUTIONS CORPORATION

By:	/s/Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President and CEO

CALDWELL TECHNOLOGY SOLUTIONS LLC

By:	/s/Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	Manager

TRINITY INFORMATION MANAGEMENT SERVICES

By:	/s/Peter B. LaMontagne
Name:	Peter B. LaMontagne
Title:	President and CEO

Signature Page to Assumption and Reaffirmation Agreement

PURCHASERS:

HALE CAPITAL PARTNERS

By:	/s/Martin Hale, Jr.
Martin Hale, Jr.
Chief Executive Officer

EREF PARA, LLC

By:	Hale Fund Management, LLC, its
Managing Member

By:	/s/Martin Hale, Jr.
Martin Hale, Jr.
Chief Executive Officer

Signature Page to Assumption and Reaffirmation Agreement